Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173911, 333-180357, 333-187152, 333-194438, 333-202433, 333-209780, and 333-216305) of RPX Corporation of our report dated March 5, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

s/ PricewaterhouseCoopers LLP

San Francisco, California
March 5, 2018